Exhibit No. EX-99(n)(2)

                        GARTMORE VARIABLE INSURANCE TRUST

                                 RULE 18F-3 PLAN
                         (AMENDED Effective May 1, 2006)

WHEREAS, Gartmore Variable Insurance Trust, a Delaware statutory trust (the "Trust"), is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

WHEREAS, the following have been designated as the series and classes of the
Trust:

                  SERIES                                                                               CLASSES
                  ------                                                                               -------
Gartmore GVIT Nationwide Fund                                             Class I, Class II, Class III, Class IV
         (formerly Gartmore GVIT Total Return Fund)
Gartmore GVIT Growth Fund                                                                      Class I, Class IV
         (formerly Capital Appreciation Fund)
Gartmore GVIT Government Bond Fund                                        Class I, Class II, Class III, Class IV
         (formerly Government Bond Fund)
Gartmore GVIT Money Market Fund                                             Class I, Class IV, Class V, Class ID
         (formerly Money Market Fund)
GVIT Small Company Fund                                                   Class I, Class II, Class III, Class IV
         (formerly Nationwide Small Company Fund)
J.P. Morgan GVIT Balanced Fund                                                                 Class I, Class IV
         (formerly J.P. Morgan NSAT Balanced Fund)
Van Kampen GVIT Comstock Value Fund                                                  Class I, Class II, Class IV
         (formerly Federated NSAT Equity Income Fund
         and Federated GVIT Equity Income Fund)
Gartmore GVIT Worldwide Leaders Fund                                                Class I, Class II, Class III
         (formerly Nationwide Global 50 Fund)
Federated GVIT High Income Bond Fund                                                          Class I, Class III
         (formerly Federated NSAT High Income Bond Fund)
Van Kampen GVIT Multi Sector Bond Fund                                                        Class I, Class III
         (formerly MAS NSAT Multi Sector Bond Fund and
         MAS GVIT Multi Sector Bond Fund)
GVIT Small Cap Value Fund                                                 Class I, Class II, Class III, Class IV
         (formerly Nationwide Small Cap Value Fund)
GVIT Mid Cap Index Fund                                                   Class I, Class II, Class III, Class ID
         (formerly Dreyfus GVIT Mid Cap Index Fund and
         Dreyfus NSAT Mid Cap Index Fund)
GVIT Small Cap Growth Fund                                                          Class I, Class II, Class III
         (formerly NSAT Small Cap Growth Fund)

                                       11
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                        GARTMORE VARIABLE INSURANCE TRUST

                                 RULE 18F-3 PLAN
                         (AMENDED Effective May 1, 2006)
                                     Page 2

                  SERIES                                                                               CLASSES
                  ------                                                                               -------
Gartmore GVIT Mid Cap Growth Fund                                         Class I, Class II, Class III, Class IV
         (formerly Strong NSAT Mid Cap Growth Fund
         and Strong GVIT Mid Cap Growth Fund)
Gartmore GVIT Global Technology and                                       Class I, Class II, Class III, Class VI
         Communications Fund (formerly Gartmore NSAT
         Global Technology and Communications Fund)
Gartmore GVIT Global Health Sciences Fund                                 Class I, Class II, Class III, Class VI
         (formerly Gartmore NSAT Global Health Sciences
         Fund)
Gartmore GVIT Emerging Markets Fund(1)                                    Class I, Class II, Class III, Class VI
         (formerly Gartmore NSAT Emerging Markets Fund)
Gartmore GVIT International Growth Fund(1)                                          Class I, Class II, Class III
         (formerly Gartmore NSAT International Growth Fund)
Gartmore GVIT Nationwide Leaders Fund                                               Class I, Class II, Class III
         (formerly Gartmore GVIT U.S. Leaders Fund)
Gartmore GVIT U.S. Growth Leaders Fund                                              Class I, Class II, Class III
         (formerly Gartmore GVIT U.S. Leaders Fund)
Gartmore GVIT Global Financial Services Fund(1)                                     Class I, Class II, Class III
Gartmore GVIT Global Utilities Fund(1)                                              Class I, Class II, Class III
GVIT International Value Fund                                   Class I, Class II, Class III, Class IV, Class VI
         (formerly Dreyfus International Value Fund)
GVIT S&P 500 Index Fund                                                    Class I, Class II, Class IV, Class ID
Gartmore GVIT Developing Markets Fund(1)                                                       Class I, Class II
Gartmore GVIT Investor Destinations Aggressive Fund(2)                                        Class II, Class VI
Gartmore GVIT Investor Destinations Moderately Aggressive Fund(2)                             Class II, Class VI
Gartmore GVIT Investor Destinations Moderate Fund(2)                                          Class II, Class VI
Gartmore GVIT Investor Destinations Conservative Fund(2)                                      Class II, Class VI
Gartmore GVIT Investor Destinations Moderately Conservative Fund(2)                           Class II, Class VI
American Funds GVIT Growth Fund(2)                                                           Class II, Class VII
American Funds GVIT Global Growth Fund(2)                                                    Class II, Class VII
American Funds GVIT Asset Allocation Fund(2)                                                 Class II, Class VII
American Funds GVIT Bond Fund(2)                                                             Class II, Class VII
GVIT Bond Index Fund                                                               Class II, Class VII, Class ID
GVIT Small Cap Index Fund                                                          Class II, Class VII, Class ID
GVIT Enhanced Income Fund                                                          Class II, Class VII, Class ID
GVIT International Index Fund                                Class II, Class VI, Class VII, Class VIII, Class ID

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                        GARTMORE VARIABLE INSURANCE TRUST

                                 RULE 18F-3 PLAN
                         (AMENDED Effective May 1, 2006)
                                     Page 3

(1) Each of these Funds is a "GGAMT-advised Fund."

(2) The class designations for these Funds will be effective with the effectiveness of the registration statement making the changes.

WHEREAS, Gartmore Mutual Fund Capital Trust ("GMF") serves as investment adviser for each of the series EXCEPT for (i) the GGAMT-advised Funds, (ii) the GVIT Enhanced Income Fund, and (iii) the American Funds GVIT Growth Fund, the American Funds GVIT Global Growth Fund, the American Funds GVIT Asset Allocation Fund, and the American Funds GVIT Bond Fund (collectively, the "American Funds GVIT Funds");

WHEREAS, Gartmore Global Asset Management Trust ("GGAMT") serves as investment adviser for each of the GGAMT-advised Funds listed above;

WHEREAS, Gartmore Morley Capital Management, Inc. ("GMCM") serves as investment adviser for the GVIT Enhanced Income Fund;

WHEREAS, Gartmore Distribution Services, Inc. ("GDSI") serves as underwriter and Gartmore SA Capital Trust serves as fund administrator for the series of the Trust;

WHEREAS, the Trust has adopted a Distribution Plan ("12b-1 Plan") under Rule 12b-1 of the 1940 Act providing for:

     (1) in the case of Class II and Class VI shares of the Funds, fees of not more than 0.25% per annum of average net assets; and

     (2) in the case of Class VII shares of the GVIT International Index Fund, fees of not more than 0.40% per annum of average net assets;

     (3) in the case of Class VIII shares of the GVIT International Index Fund, fees of not more than 0.40% per annum of average net assets;

WHEREAS, redemption fees will be charged by Class III shares of the Gartmore GVIT Nationwide Fund, Gartmore GVIT Government Bond Fund, GVIT Small Company Fund, Federated GVIT High Income Bond Fund, Van Kampen GVIT Multi Sector Bond Fund, GVIT Small Cap Value Fund, GVIT Mid Cap Index Fund, GVIT Small Cap Growth Fund, Gartmore GVIT Mid Cap Growth Fund, Gartmore GVIT Global Technology & Communications Fund, Gartmore GVIT Emerging Markets Fund, Gartmore GVIT International Growth Fund, Gartmore GVIT Global Health Sciences Fund, Gartmore GVIT U.S. Leaders Fund, Gartmore GVIT U.S. Growth Leaders Fund, Gartmore GVIT

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                        GARTMORE VARIABLE INSURANCE TRUST

                                 RULE 18F-3 PLAN
                         (AMENDED Effective May 1, 2006)
                                     Page 4

Global Financial Services Fund and Gartmore GVIT Global Utilities Fund. These fees will be limited to a maximum of 2.00%, or the limit currently required by the Securities Exchange Commission, and the structure of these fees will be stated in each applicable Fund's prospectus.

WHEREAS, redemption fees will be charged by Class VI shares of the Gartmore GVIT Global Technology and Communications Fund, GVIT International Index Fund, Gartmore GVIT Global Health Sciences Fund, Gartmore GVIT Emerging Markets Fund, GVIT International Value Fund, Gartmore GVIT Investor Destinations Aggressive Fund, Gartmore GVIT Investor Destinations Moderately Aggressive Fund, Gartmore GVIT Investor Destinations Moderate Fund, Gartmore GVIT Investor Destinations Conservative Fund, and Gartmore GVIT Investor Destinations Moderately Conservative Fund. These fees will be limited to a maximum of 2.00%, or the limit currently required by the Securities Exchange Commission, and the structure of these fees will be stated in each applicable Fund's prospectus.

WHEREAS, redemption fees will be charged by Class VII shares of the GVIT International Index Fund. These fees will be limited to a maximum of 2.00%, or the limit currently required by the Securities and Exchange Commission, and the structure of these fees will be stated in each applicable Fund's prospectus.

WHEREAS, the Trust has adopted an Administrative Services Plan providing for fees of not more than 0.25% per annum of the average daily net assets of the Class I, Class II, Class III, Class VI, Class VII, or Class VIII shares of the Funds, 0.20% of the average daily net assets of the Class IV shares of the Funds and 0.10% of the average daily net assets of the Class V shares of the Funds. The Administrative Services Plan shall not apply to Class ID shares of the Funds;

WHEREAS, the Class IV shares of the Gartmore GVIT Nationwide Fund, Gartmore GVIT Growth Fund, Van Kampen GVIT Comstock Value Fund, J.P. Morgan GVIT Balanced Fund, GVIT Small Company Fund, GVIT Small Cap Value Fund, Gartmore GVIT Government Bond Fund, Gartmore GVIT Money Market Fund, GVIT International Value Fund, GVIT S&P 500 Index Fund and the Gartmore GVIT Mid Cap Growth will be offered only through the variable insurance products issued by Nationwide Life Insurance Company of America (formerly Provident Mutual Life Insurance Company), Nationwide Life Insurance & Annuity Company of America (formerly Provident Mutual Life & Annuity Company of America) and National Life Insurance Company of Vermont which were available on or before April 28, 2003.

WHEREAS, Class V shares of the Gartmore GVIT Money Market Fund will be offered through Corporate Owned Life Insurance products issued by Nationwide Life Insurance Company and

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                        GARTMORE VARIABLE INSURANCE TRUST

                                 RULE 18F-3 PLAN
                         (AMENDED Effective May 1, 2006)
                                     Page 5

Nationwide Life and Annuity Insurance Company.

WHEREAS, Rule 18f-3 under the 1940 Act permits an open-end management investment company to issue multiple classes of voting stock representing interests in the same portfolio notwithstanding Sections 18(f)(1) and 18(i) under the 1940 Act if, among other things, such investment company adopts a written plan setting forth the separate arrangements and expense allocation of each class and any related conversion features or exchange privileges;

NOW, THEREFORE, the Trust, wishing to be governed by Rule 18f-3 under the 1940 Act, hereby adopts this Rule 18f-3 Plan as follows:

         1. Each class of shares of a series will represent interests in the same portfolio of investments of such series of the Trust, and be identical in all respects to each other class of that series, except as set forth below. The only differences among the various classes of shares of the series of the Trust will relate solely to: (a) different distribution or service fee payments associated with any Rule 12b-1 Plan for a particular class of shares and any other costs relating to implementing or amending such Plan (including obtaining shareholder approval of such Plan or any amendment thereto), which will be borne solely by shareholders of such class; and (b) different administrative service fees associated with any Administrative Services Plan; (c) different Class Expenses, which will be limited to the following expenses as determined by the Trustees to be attributable to a specific class of shares: (i) transfer agency fees identified as being attributable to a specific class; (ii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses, and proxy statements to current shareholders of a specific class; (iii) Blue Sky notification and/or filing fees incurred by a class of shares; (iv) SEC registration fees incurred by a class; (v) expenses of administrative personnel and services as required to support the shareholders of a specific class; (vi) litigation or other legal expenses and audit or other accounting expenses relating solely to one class; (vii) Trustee fees or expenses incurred as a result of issues relating to one class; and (viii) shareholder meeting costs that relate to a specific class; (d) the voting rights related to any 12b-1 Plan affecting a specific class of shares or related to any other matter submitted to shareholders in which the interests of a Class differ from the interests of any other Class; (e) conversion features; (f) exchange privileges; and (g) class names or designations. Any additional incremental
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                        GARTMORE VARIABLE INSURANCE TRUST

                                 RULE 18F-3 PLAN
                         (AMENDED Effective May 1, 2006)
                                     Page 6

                  expenses not specifically identified above that are subsequently identified and determined to be properly applied to one class of shares of a series of the Trust shall be so applied upon approval by a majority of the Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust.

         2. Under the Multiple Class Distribution System, certain expenses may be attributable to the Trust, but not to a particular series or class thereof. All such expenses will be allocated among series based upon the relative aggregate net assets of such series. Expenses that are attributable to a particular series, but not to a particular class thereof, and income, realized gains and losses, and unrealized appreciation and depreciation will be allocated to each class based on its net asset value relative to the net asset value of the fund if such series does not pay daily dividends and if the series does pay daily dividends on the basis of the settled shares method (as described in Rule 18f-3(c)(iii). Notwithstanding the foregoing, the principal underwriter, the investment adviser or other provider of services to the Trust may waive or reimburse the expenses of a specific class or classes to the extent permitted under Rule 18f-3 under the 1940 Act and pursuant to any applicable ruling, procedure or regulation of the Internal Revenue Service.

                  A class of shares may be permitted to bear expenses that are directly attributable to such class including: (a) any distribution/service fees associated with any Rule 12b-1 Plan for a particular class and any other costs relating to implementing or amending such Plan (including obtaining shareholder approval of such plan or any amendment thereto);
                  (b) any administrative services fees associated with any administrative services plan for a particular class and any other costs relating to implementing or amending such plan (including obtaining shareholder approval of such plan or any amendment thereto) attributable to such class; and (c) any Class Expenses determined by the Trustees to be attributable to such class.

         3. To the extent exchanges are permitted, shares of any class of the Trust will be exchangeable with shares of the same class of another series of the Trust, or with money market fund shares of the Trust as described in the applicable prospectus. Exchanges will comply with all applicable provisions of Rule 11a-3 under the 1940 Act.

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                        GARTMORE VARIABLE INSURANCE TRUST

                                 RULE 18F-3 PLAN
                         (AMENDED Effective May 1, 2006)
                                     Page 7

         4. Dividends paid by a series of the Trust as to each class of its shares, to the extent any dividends are paid, will be calculated in the same manner, at the same time, on the same day, and will be in the same amount, except that any distribution/service fees, administrative services fees, and Class Expenses allocated to a class will be borne exclusively by that class.

         5. Any distribution arrangement of the Trust, including distribution fees and front-end and deferred sales loads, will comply with Section 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc.

         6. The initial adoption of, and all material amendments, to this 18f-3 Plan must be approved by a majority of the members of the Trust's Trustees, including a majority of the Board members who are not interested persons of the Trust.

         7. Prior to the initial adoption of, and any material amendments to, this 18f-3 Plan, the Trust's Trustees shall request and evaluate, and any agreement relating to a class arrangement shall require the parties thereto to furnish, such information as may be reasonably necessary to evaluate the 18f-3 Plan.